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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JUNE 30, 2009

                            SMOKY MARKET FOODS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                     000-52180                  20-4748589
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(State or Other Jurisdiction of       (Commission               (IRS Employer
        Incorporation)                File Number)           Identification No.)


          804 ESTATES DRIVE
             SUITE 100
         APTOS, CALIFORNIA                                         95003
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(Address of Principal Executive Offices)                         (Zip Code)


               Registrant's telephone number, including area code:
                                 (866) 851-7787


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02         TERMINATION OF MATERIAL DEFINITIVE AGREEMENT


         On June 30, 2009, Smoky Market Foods, Inc. (the "Company") entered into a License Termination and Asset Transfer Agreement (the "Agreement") with Smoky Systems, LLC, a Nevada limited liability company ("Smoky Systems"). In December 2006, Smoky Systems and the Company entered into an Amended and Restated License Agreement (the "License Agreement"), pursuant to which the Company has licensed from Smoky Systems the exclusive right to use certain recipes, tangible assets and marks necessary for the Company to produce and market its smoked meat products. Pursuant to the Agreement, the License Agreement was terminated, and Smoky Systems transferred to the Company all of its right, title and interest in the recipes, tangible assets, marks and other items previously licensed. As consideration for the transfer of the assets and termination of the License Agreement, the Company issued to issued to Smoky Systems 3,500,000 shares of common stock of the Company.

         The License Agreement was terminated at the request of both parties. The Company desired to secure an ownership interest in the previously licensed assets in order to eliminate the risk that the License Agreement would be terminated in the future. Smoky Systems has determined to wind down its business operations and desired to transfer its assets as part of that process. Prior to June 25, 2009, Smoky Systems was managed by Edward Feintech, who is also the Company's Chief Executive Officer, and held approximately 55% of the Company's outstanding shares of common stock. On or about June 25, 2009, Mr. Feintech resigned as manager of Smoky Systems, and Smoky Systems reported its decision to distribute 38,500,000 shares of its common stock of the Company to its members as part of the wind down of its business (subject to contractual re-sale limitations expiring on June 30, 2010).


ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         As part of the transaction described in Items 1.01 and 1.02 and above, on June 30, 2009, the Company offered and sold 3,500,000 shares of the Company's common stock (the "Shares") to Smoky Systems.

         The Shares were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) Smoky Systems confirmed to the Company that its management had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares; (b) there was no public offering or general solicitation with respect to the offering; (c) Smoky Systems was provided with certain disclosure materials and all other information requested with respect to the Company; (d) Smoky Systems acknowledged that the Shares being purchased were "restricted securities" for purposes of the Securities Act and agreed to transfer the Shares only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing the Securities stating that they were restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

                  10.1     License Termination and Asset Transfer Agreement



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Smoky Market Foods, Inc.



Dated:  July 6, 2009                 By /s/ Edward Feintech
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                                        Edward Feintech, Chief Executive Officer